UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

General Growth Properties, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	42-1283895
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification Number)

110 North Wacker Drive
Chicago, Illinois 60606
(312) 960-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. John Bucksbaum
Chief Executive Officer
General Growth Properties, Inc.
110 North Wacker Drive
Chicago, Illinois 60606
(312) 960-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 426(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Registration Fee
Common Stock, $0.01 par value(3)	4,632,596 (4)	$54.77	$253,727,283	$27,149(4)

(1)	Represents shares of the registrant’s Common Stock which may be issued from time to time based upon formulas set forth in the Contingent Stock Agreement that was assumed by the registrant in connection with the registrant’s acquisition of The Rouse Company.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices of the registrant’s Common Stock on the New York Stock Exchange on December 11, 2006.

(3)	The shares of the registrant’s Common Stock being registered hereby include associated preferred share purchase rights, which attach to and trade with the shares of the registrant’s Common Stock. Pursuant to Rule 416, such amount also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(4)	Includes 632,596 shares offered but unsold (the “Existing Shares”) under registration statement No. 333-120373 which was filed with the Securities and Exchange Commission on November 10, 2004 (the “Prior Registration Statement”). The registrant previously paid registration fees in the aggregate amount of $2,572.81 with respect to the Existing Shares. Pursuant to Rule 457(p), the aggregate filing fee paid with respect to such unsold shares is being offset against the amount of the registration fee otherwise payable hereunder. Accordingly, a registration fee of $24,576 is being paid herewith. Pursuant to Rule 415(a)(6), the Existing Shares are included under this registration statement and, therefore, the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

PROSPECTUS

General Growth Properties, Inc.

4,632,596 Shares
Common Stock

Pursuant to the terms of a Contingent Stock Agreement, to which we have become a party in connection with our acquisition of The Rouse Company, the former stockholders of The Hughes Corporation (together with their successors and permitted assigns, the “Contingent Stockholders”), are entitled to receive certain future distributions of shares of our common stock.

We may issue up to 4,632,596 shares of our common stock to the Contingent Stockholders from time to time based upon formulas set forth in the Contingent Stock Agreement. We will not receive any proceeds from issuances of our common stock to the Contingent Stockholders.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “GGP”. On December 12, 2006, the last reported sale price of our common stock was $53.98 per share.

Our principal executive office is located at 110 North Wacker Drive, Chicago, Illinois 60606 and our phone number is (312) 960-5000.

Investing in our common stock involves risks. See “Risk Factors” incorporated by reference on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 14, 2006.

RISK FACTORS

You should carefully consider the risk factors set forth in our reports filed with the SEC, which are incorporated by reference herein, in evaluating an investment in the common stock.

FORWARD-LOOKING STATEMENTS

Our discussion in this prospectus or any information incorporated by reference into this prospectus may contain forward-looking information statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements with respect to anticipated future operating and financial performance, growth and acquisition opportunities and other similar forecasts and statements of expectation. Words such as “expects,” “anticipates,” “intends,” “plans,” “will,” “believes,” “seeks,” “estimates,” and “should” and variations of these words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements made by us are based on our estimates, projections, beliefs and assumptions at the time of the statements and are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information or otherwise.

Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by us as a result of a number of risks, uncertainties and assumptions. Representative examples of these factors include, without limitation, conditions in the retail market, tenant occupancy and tenant bankruptcies, the level of our indebtedness and interest rates, land sales in the master planned communities, the cost and success of our development and re-development projects and our ability to successfully manage our growth.

As used in this prospectus, the terms “we,” “us,” “our,” “GGP,” “Company” and “registrant” refer to General Growth Properties, Inc. and those entities that it owns or controls, including GGP Limited Partnership, its operating partnership, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s Public Reference Room. You also can obtain copies of such documents from the SEC’s web site at http://www.sec.gov or our web site at http://www.generalgrowth.com. However, information contained on our web site is not incorporated by reference in this prospectus and, therefore, is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference in this prospectus the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

1

•	Our Current Reports on Form 8-K, filed with the SEC on February 16, February 22, March 2, March 16, May 9, August 8, November 7 and November 14, 2006 and the Amendment No. 1 to Current Report on Form 8-K filed with the SEC on August 9, 2006.

•	The portions of our Proxy Statement for our 2006 Annual Meeting of Stockholders filed on Schedule 14A that have been incorporated by reference into our Annual Report on Form 10-K.

•	The description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A, which was filed with the SEC on November 18, 1998, pursuant to Section 12(b) of the Securities Exchange Act.

•	The description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on January 12, 1993, pursuant to Section 12(b) of the Securities Exchange Act.

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, you may call or write General Growth Properties, Inc., Attention: Director of Investor Relations, 110 North Wacker Drive, Chicago, Illinois 60606, Telephone (312) 960-5000.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

GENERAL GROWTH PROPERTIES, INC.

We are a self-administered and self-managed real estate investment trust, referred to as a “REIT”. We were organized in 1986 and through our subsidiaries and affiliates own, operate, manage, lease, acquire, develop, expand and finance operating properties located primarily throughout the United States. Our operating properties consist of retail centers, office and industrial buildings and mixed-use and other properties. As of September 30, 2006, we had ownership interest in, or management responsibility for, a portfolio of over 200 regional shopping malls in 44 states.

We also develop and sell land for residential, commercial and other uses, primarily in master planned communities. Land development and sales operations are predominantly related to large-scale, long-term community development projects in and around Columbia, Maryland; Summerlin, Nevada; and Houston, Texas.

We conduct substantially all of our business through GGP Limited Partnership, which we refer to in this prospectus as the “Operating Partnership”. We own an approximate 82% general partnership interest in the Operating Partnership. The remaining approximate 18% interest in the Operating Partnership is held by limited partners and others who have contributed properties to the Operating Partnership.

USE OF PROCEEDS

We will not receive any proceeds from issuances of our common stock to the Contingent Stockholders.

THE CONTINGENT STOCK AGREEMENT

The description contained below is a summary of the Contingent Stock Agreement and the related Assumption and Indemnity Agreements. For further information regarding these agreements, you should refer to the full text of these agreements which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

On June 12, 1996, The Rouse Company, LP, formerly known as The Rouse Company, which we refer to in this prospectus as “TRC”, acquired all the outstanding equity interests in The Hughes Corporation, a

2

Delaware corporation, and its affiliated partnership, Howard Hughes Properties Limited Partnership, a Delaware limited partnership (collectively “Hughes”).

Hughes was primarily engaged in real estate investment, management and development. Hughes’ assets, which were located principally in the Las Vegas, Nevada metropolitan area and, to a lesser extent, in the Los Angeles, California metropolitan area, consisted of (i) office buildings, mixed-use industrial properties and retail centers which produced rental revenues, (ii) development properties and (iii) investment properties. At December 31, 1995, Hughes (including its consolidated joint ventures) owned approximately 4,000,000 rentable square feet (including ground leases), 3,155 acres of development properties and approximately 16,263 acres of investment properties.

In connection with that acquisition, TRC entered into an agreement (the “Contingent Stock Agreement,” or “CSA”) for the benefit of the stockholders of The Hughes Corporation (together with their successors and permitted assigns, the “Contingent Stockholders”) and their representatives (the “Representatives”) whereby shares of TRC Common Stock or, under certain circumstances, Increasing Rate Cumulative Preferred Stock, par value $0.01 per share, of TRC, were to be issued to the Contingent Stockholders during the 14-year period following the effective date of the acquisition based on the appraised values of four defined groups of acquired assets at specified “termination dates” to 2009 and/or cash flows generated from the development and/or sale of those assets prior to the termination dates (“earnout periods”). The distributions of additional shares, based on cash flows, are determined and payable semiannually as of June 30 and December 31.

The CSA is, in substance, an arrangement under which the Contingent Stockholders would share in cash flows from the development and/or sale of the defined assets during their respective earnout periods, and TRC would issue additional shares of common stock to the Contingent Stockholders based on the value, if any, of the defined asset groups at the termination dates. The actual number of shares issuable will be determined only from events occurring over the term of the CSA and could differ significantly from the number of shares that we have registered hereby.

Under the CSA, TRC cannot enter into a “prohibited transaction” without the consent of a majority of the interests under the CSA. A “prohibited transaction” includes a merger that (1) would render TRC or a successor incapable of, or restricted from, delivering (on a timely basis) freely tradable and readily marketable securities comparable to TRC common stock or (2) could reasonably be expected to have a prejudicial effect on the holders of interests under the CSA with respect to their non-taxable receipt of securities pursuant to the CSA.

On October 19, 2004, GGP delivered to the Representatives an executed Assumption Agreement whereby GGP agreed, for the benefit of the Contingent Stockholders, to perform the CSA as successor to TRC, in the same manner and to the same extent that TRC would be required to perform the CSA if no succession had taken place. Under the Assumption Agreement, GGP has therefore assumed TRC’s obligation under the CSA to issue shares of common stock twice a year to the Contingent Stockholders. In addition, under the Assumption Agreement and pursuant to a subsequent Indemnity Agreement dated as of February 2006, GGP agreed that following the effective time of the acquisition of TRC by GGP there will not be a prejudicial effect on the Contingent Stockholders with respect to their non-taxable receipt of securities pursuant to the CSA as a result of the acquisition of TRC by GGP and that securities delivered pursuant to the CSA will be freely tradable and readily marketable.

PLAN OF DISTRIBUTION

We may issue up to 4,632,596 shares of our common stock to the Contingent Stockholders from time to time based upon formulas set forth in the Contingent Stock Agreement.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for the Company by Linda J. Wight, Esq., Vice President and Associate General Counsel of the Company.

3

EXPERTS

The consolidated financial statements of GGP, except the equity in net assets and net income of GGP/Homart, Inc., GGP/Homart II L.L.C. and GGP-TRS L.L.C., which are unconsolidated joint venture investments of GGP that are accounted for by use of the equity method, as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from GGP’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financing reporting and (3) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), and have been so incorporated in reliance upon the reports of Deloitte & Touche LLP given upon their authority as experts in accounting and auditing.

The consolidated financial statements of GGP/Homart, Inc. and subsidiaries, GGP/Homart II L.L.C. and subsidiaries and GGP-TRS L.L.C. and subsidiaries (not presented separately in GGP’s Annual Report on Form 10-K for the year ended December 31, 2005) have been audited by KPMG LLP as stated in their reports, which reports are incorporated by reference herein. The financial information of GGP/Homart, Inc. and subsidiaries and GGP/Homart II L.L.C. and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 and of GGP-TRS L.L.C. and subsidiaries as of December 31, 2005 and for the year then ended, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

4

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Company in connection with the issuance and distribution of the common stock being registered. All of such expenses are estimates, except the Securities Act registration fee.

Securities Act registration fee	$24,576
Printing or copying expenses	$10,000
Accounting fees and expenses	$15,000
Miscellaneous expenses	$5,000

Total	$54,576	*

*	None of the expenses listed above will be borne by the Contingent Stockholders.

Item 15.	Indemnification of Directors and Officers.

The Company is a Delaware corporation. In its Restated Certificate of Incorporation and its Amended and Restated Bylaws, the Company has adopted (a) the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”), which enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of Section 145 of the Delaware Law, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

The Company has entered into indemnification agreements with certain of its directors. The indemnification agreements, among other things, require the indemnification of the Company’s officers and directors to the fullest extent permitted by law, and require that the Company advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Company to cover officers and directors under its directors’ and officers’ liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Company’s Certificate of Incorporation and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

Item 16.	Exhibits.

3.1	—	Restated Certificate of Incorporation of General Growth Properties, Inc. (the “Company”) filed with the Delaware Secretary of State on February 10, 2006 (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference)
3.2	—	Amended and Restated Bylaws of the Company (previously filed as Exhibit 3(ii) to the Current Report on Form 8-K dated November 8, 2006 which was filed with the SEC on November 14, 2006, incorporated herein by reference).
4.1	—	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
4.2	—	Rights Agreement, dated November 18, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agents (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Stock attached thereto as Exhibit C) (previously filed as Exhibit 4.19 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
4.3	—	First Amendment to Rights Agreement, dated as of November 10, 1999, between the Company and Norwest Bank Minnesota, N.A. (previously filed as Exhibit 4.20 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
4.4	—	Second Amendment to Rights Agreement dated as of December 31, 2001, between the Company and Mellon Investor Services, LLC, successor to Norwest Bank Minnesota, N.A. (previously filed as Exhibit 4.13 to the Registration Statement on Form S-3 (No. 333-82134) dated February 4, 2002 which was filed with the SEC on February 5, 2002, incorporated herein by reference).
4.5	—	Letter Agreement concerning Rights Agreement, dated November 10, 1999, between GGP Limited Partnership and New York State Common Retirement Fund (previously filed as Exhibit 4.22 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
5.1	—	Opinion of Linda J. Wight, Esq.
23.1	—	Consent of Deloitte & Touche LLP.
23.2	—	Consent of KPMG LLP.
23.3	—	Consent of Linda J. Wight, Esq. (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on signature page).
99.1	—	Form of Contingent Stock Agreement, effective as of January 1, 1996, by The Rouse Company and in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 99.1 to the Registration Statement on Form S-3/A (No. 333-120373) which was filed with the SEC on December 23, 2004, incorporated herein by reference).
99.2	—	Assumption Agreement dated October 19, 2004 by the Company and The Rouse Company in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 99.2 to the Registration Statement on Form S-3/A (No. 333-120373) which was filed with the SEC on December 23, 2004, incorporated herein by reference).
99.3	—	Indemnity Agreement dated as of February 2006 by the Company and The Rouse Company, LP (previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 which was filed with the SEC on May 10, 2006, incorporated herein by reference).

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations of the Securities Act of 1933 that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 14, 2006.

GENERAL GROWTH PROPERTIES, INC. (Registrant)

By:	/s/ JOHN BUCKSBAUM
John Bucksbaum
Chief Executive Officer

We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute John Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and to sign a new registration statement pursuant to Rule 462(b) of the Securities Act of 1933, and generally to do all such things in our name and behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may by signed by our said attorneys, or any of them, to any and all such amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on December 14, 2006, by the following persons in the capacities indicated:

Signature	Title

/s/ MATTHEW BUCKSBAUM Matthew Bucksbaum	Chairman of the Board

/s/ JOHN BUCKSBAUM John Bucksbaum	Director and Chief Executive Officer (Principal Executive Officer)

/s/ ROBERT MICHAELS Robert Michaels	Director, President and Chief Operating Officer

/s/ BERNARD FREIBAUM Bernard Freibaum	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ ALAN COHEN Alan Cohen	Director

/s/ ANTHONY DOWNS Anthony Downs	Director

/s/ ADAM METZ Adam Metz	Director

Signature	Title

/s/ THOMAS H. NOLAN, JR. Thomas H. Nolan, Jr.	Director

/s/ JOHN T. RIORDAN John T. Riordan	Director

/s/ BETH STEWART Beth Stewart	Director

EXHIBIT INDEX

3.1	—	Restated Certificate of Incorporation of General Growth Properties, Inc. (the “Company”) filed with the Delaware Secretary of State on February 10, 2006 (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
3.2	—	Amended and Restated Bylaws of the Company (previously filed as Exhibit 3(ii) to the Current Report on Form 8-K dated November 8, 2006 which was filed with the SEC on November 14, 2006, incorporated herein by reference).
4.1	—	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
4.2	—	Rights Agreement, dated November 18, 1998, between the Company and Norwest Bank Minnesota, N.A., as Rights Agents (including the Form of Certificate of Designation of Series A Junior Participating Preferred Stock attached thereto as Exhibit A, the Form of Right Certificate attached thereto as Exhibit B and the Summary of Rights to Purchase Preferred Stock attached thereto as Exhibit C) (previously filed as Exhibit 4.19 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
4.3	—	First Amendment to Rights Agreement, dated as of November 10, 1999, between the Company and Norwest Bank Minnesota, N.A. (previously filed as Exhibit 4.20 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
4.4	—	Second Amendment to Rights Agreement dated as of December 31, 2001, between the Company and Mellon Investor Services, LLC, successor to Norwest Bank Minnesota, N.A. (previously filed as Exhibit 4.13 to the Registration Statement on Form S-3 (No. 333-82134) dated February 4, 2002 which was filed with the SEC on February 5, 2002, incorporated herein by reference).
4.5	—	Letter Agreement concerning Rights Agreement, dated November 10, 1999, between GGP Limited Partnership and New York State Common Retirement Fund (previously filed as Exhibit 4.22 to the Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006, incorporated herein by reference).
5.1	—	Opinion of Linda J. Wight, Esq.
23.1	—	Consent of Deloitte & Touche LLP.
23.2	—	Consent of KPMG LLP.
23.3	—	Consent of Linda J. Wight, Esq. (included in Exhibit 5.1).
24.1	—	Power of Attorney (included on signature page).
99.1	—	Form of Contingent Stock Agreement, effective as of January 1, 1996, by The Rouse Company and in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 99.1 to the Registration Statement on Form S-3/A (No. 333-120373) which was filed with the SEC on December 23, 2004, incorporated herein by reference).
99.2	—	Assumption Agreement dated October 19, 2004 by the Company and The Rouse Company in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 99.2 to the Registration Statement on Form S-3/A (No. 333-120373) which was filed with the SEC on December 23, 2004, incorporated herein by reference).
99.3	—	Indemnity Agreement dated as of February 2006 by the Company and The Rouse Company, LP (previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 which was filed with the SEC on May 10, 2006, incorporated herein by reference).